Exhibit 16.1

Certified Public Accountants	[Grant Thornton Letterhead]
December 6, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Sun New Media, Inc. File No. 0-26347
Dear Sir or Madam:
We have read Item 4.01 of Form 8-K of Sun New Media, Inc. dated December 6, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ Grant Thornton
Grant Thornton

[Grant Thornton Letterhead]